FOR:	Immediate Release	CONTACT:	Larry Lentych
	January 24, 2008		574 235 2000

Andrea Short
574 235 2000

1st Source Corporation Announces Fourth Quarter, Year End Results
Dividend Declared

South Bend, IN--1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank and First National Bank, Valparaiso, today reported net income of $7.83 million for the fourth quarter of 2007, down 3.66 percent compared to the $8.12 million of net income reported for the fourth quarter of 2006. Diluted net income per common share for the fourth quarter of 2007 amounted to $0.32, compared to $0.36 per common share reported in the fourth quarter of 2006.

For the year, net income was $30.54 million in 2007, a decrease of 22.29 percent from the $39.30 million reported for the year 2006. Diluted net income per common share for 2007 amounted to $1.28, down 25.58 percent compared to $1.72 diluted net income per common share for 2006.

The Board of Directors approved a fourth quarter cash dividend of $0.14 per share. The cash dividend is payable on February 15, 2008 to shareholders of record on February 5, 2008.

        Christopher J. Murphy III, Chairman of 1st Source Corporation, commented, “As we finished the year we were very pleased with our credit results.  Net charge-offs for the year amounted to only $2.11 million for a remarkably good loss ratio of 0.07 percent.  Our non-performing assets to total loans and leases ratio was 0.56 percent and our loss reserve to non-performing loans coverage was 5.92 times. Like many, we are expecting a continued slowing in the economy and growing credit stress and believe we are properly reserved.”

        Mr. Murphy continued, “The quarter was very noisy for the banking industry in general and we are pleased to have avoided the substantial losses working their way through the industry. We are not a participant in the sub-prime mortgage markets but we are an owner of some Fannie Mae and Freddie Mac preferred securities.  Going into the month of December we were carrying a gain on these securities which quickly evaporated when Fannie Mae and Freddie Mac went to the markets for additional capital in late November and early December.  With the turmoil in the financial markets and the concern over any mortgage related business, their new preferred securities had to be issued at higher rates.  This had the affect of reducing the value of the already outstanding preferred. We believed this to be an other than temporary impairment and decided to write down the securities we held by $4.1 million.”

  “We were also pleased with the many things we accomplished this year including the acquisition of the First National Bank, Valparaiso; the opening of our new banking facility and expansion in Lafayette, Indiana; the installation of new core computer systems throughout the bank; the acquisition and merger of Insurit, a full service insurance agency in Fort Wayne into 1st Source Insurance; and good growth over most of our lines of business.  We would have liked stronger earnings but with the accomplishments noted above, the continuing margin compression, and the volatility in the national and global markets, we are pleased with the foundation we are building for the future.” concluded Mr. Murphy.

The net interest margin was 3.21 percent for the fourth quarter of 2007 versus 3.10 percent for the same period in 2006.  The net interest margin was 3.18 percent for the year ended December 31, 2007, versus 3.29 percent for the same period in 2006.  Tax-equivalent net interest income was $33.14 million for the fourth quarter of 2007, up 21.01 percent from 2006’s fourth quarter.  For the year, tax-equivalent net interest income was $122.53 million compared to $108.98 million for 2006, an increase of 12.44 percent.

1st Source’s reserve for loan and lease losses as of December 31, 2007, was 2.09 percent of total loans and leases, compared to 2.18 percent as of December 31, 2006. Net charge-offs were $1.48 million for the fourth quarter 2007, compared to net charge-offs of $0.10 million a year ago. Net charge-offs for the year were $2.11 million compared to net recoveries of $2.84 million in 2006. The ratio of nonperforming assets to net loans and leases was 0.56 percent on December 31, 2007, compared to 0.64 percent on December 31, 2006.

Noninterest income for the fourth quarter of 2007 was $16.17 million, a decrease of 8.62 percent compared to the fourth quarter of 2006.  During the fourth quarter of 2007, we wrote-down Federal Home Loan Mortgage Corporation (Freddie Mac) and Federal National Mortgage Association (Fannie Mae) preferred stocks in the investment portfolio by $4.11 million, as discussed above.  In addition, mortgage banking income declined $1.34 million.  These decreases were partially offset by increases in trust fees, services charges on deposit accounts, insurance commissions and other investment securities gains.  For the year, noninterest income was $70.62 million, down 7.79 percent from 2006.  The primary factors were a decrease in mortgage banking income of $8.77 million resulting from a decline in production volume, non-recurring 2006 gains on the sale of mortgage servicing rights and a decline in loan servicing fee income and the preferred stock write-down mentioned above.  Trust fees, service charges on deposit accounts, insurance commissions, and equipment rental income all increased in 2007 as compared to 2006.

Noninterest expense for the fourth quarter of 2007 was $36.63 million, an increase of 12.37 percent as compared to the fourth quarter of 2006.  This was primarily due to higher salaries and employee benefits and furniture and equipment expense.  For the year, noninterest expense was $140.31 million, up 11.17 percent from one year ago.  The predominate factors behind the year over year increase in salaries and employee benefits, occupancy expense, and furniture and equipment expense was the acquisition of First National Bank, Valparaiso on May 31, 2007.  Additionally, depreciation expense on leased equipment, and software costs increased in 2007 compared to 2006.

As of December 31, 2007, the 1st Source common equity-to-assets ratio was 9.68 percent, compared to 9.69 percent a year ago. Shareholders’ equity was $430.50 million, up from $368.90 million a year ago. Total assets at the end of the fourth quarter of 2007 were $4.45 billion, up 16.80 percent compared to the same period last year. Total loans and leases were up 18.09 percent and total deposits were up 13.82 percent from the comparable figures at the end of the fourth quarter of 2006.

1st Source Corporation is the largest locally controlled financial institution serving the northern Indiana-southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. At year end, the Corporation had over 80 banking centers in 17 counties, six 1st Source Insurance offices, plus 24 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities in which it serves.

1st Source may be accessed on its home page at “www.1stsource.com.”  Its common stock is traded on the Nasdaq Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Marketmakers in 1st Source common shares are Cantor, Fitzgerald & Company; FTN Midwest Securities Corp.; Goldman, Sachs & Company; Howe Barnes Investments; Keefe, Bruyette & Woods, Incorporated; Sandler O’Neill & Partners; Stifel, Nicolaus & Company; Susquehanna Capital Group; Timber Hill Incorporated; and UBS Securities LLC.

Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

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(charts attached)

1st SOURCE CORPORATION				Page 5
4th QUARTER 2007 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except for per share data)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2007	2006	2007	2006
END OF PERIOD BALANCES
Assets			$4,447,104	$3,807,315
Loans and leases			3,191,441	2,702,537
Deposits			3,469,663	3,048,284
Reserve for loan and lease losses			66,602	58,802
Intangible assets			93,567	19,418
Common shareholders' equity			430,504	368,904

AVERAGE BALANCES
Assets	$4,440,229	$3,742,787	$4,151,309	$3,552,301
Earning assets	4,092,830	3,506,946	3,852,729	3,315,104
Investments	785,926	680,983	749,780	644,099
Loans and leases	3,177,892	2,648,292	2,992,540	2,566,217
Deposits	3,497,308	2,966,604	3,269,806	2,770,548
Interest bearing liabilities	3,550,482	2,982,497	3,314,812	2,780,142
Common shareholders' equity	433,928	368,940	408,975	357,759

INCOME STATEMENT DATA
Net interest income	$32,069	$26,738	$118,910	$106,433
Net interest income - FTE	33,135	27,383	122,533	108,977
Provision for (recovery of) loan and lease losses	3,250	(98)	7,534	(2,736)
Noninterest income	16,166	17,690	70,619	76,585
Noninterest expense	36,626	32,595	140,312	126,211
Net income	7,826	8,123	30,539	39,297

PER SHARE DATA
Basic net income per common share	$0.32	$0.36	$1.30	$1.74
Diluted net income per common share	0.32	0.36	1.28	1.72
Cash dividends paid per common share	0.140	0.140	0.560	0.534
Book value per common share	17.87	16.40	17.87	16.40
Market value - High	24.470	33.460	32.620	33.460
Market value - Low	16.280	29.080	16.280	22.636
Basic weighted average common shares outstanding	24,130,772	22,498,061	23,516,342	22,536,844
Diluted weighted average common shares outstanding	24,420,402	22,826,381	23,809,867	22,830,093

KEY RATIOS
Return on average assets	0.70%	0.86%	0.74%	1.11%
Return on average common shareholders' equity	7.16	8.74	7.47	10.98
Average common shareholders' equity to average assets	9.77	9.86	9.85	10.07
End of period tangible common equity to tangible assets	7.74	9.23	7.74	9.23
Net interest margin	3.21	3.10	3.18	3.29
Efficiency: expense to revenue	66.62	69.60	68.77	65.99
Net charge-offs to average loans and leases	0.18	0.02	0.07	(0.11)
Loan and lease loss reserve to loans and leases	2.09	2.18	2.09	2.18
Nonperforming assets to loans and leases	0.56	0.64	0.56	0.64

ASSET QUALITY
Loans and leases past due 90 days or more			$1,105	$116
Nonaccrual and restructured loans and leases			10,136	15,575
Other real estate			4,821	800
Repossessions			2,291	975
Equipment owned under operating leases			126	201
Total nonperforming assets			18,479	17,667

1st SOURCE CORPORATION		Page 6
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31, 2007	December 31, 2006
ASSETS
Cash and due from banks	$153,137	$118,131
Federal funds sold and interest bearing deposits with other banks	25,817	64,979
Investment securities available-for-sale
(amortized cost of $790,859 and $709,091 at
December 31, 2007 and 2006, respectively)	794,918	708,672

Mortgages held for sale	25,921	50,159

Loans and leases, net of unearned discount:
Commercial and agricultural loans	593,806	478,310
Auto, light truck and environmental equipment	305,238	317,604
Medium and heavy duty truck	300,469	341,744
Aircraft financing	587,022	498,914
Construction equipment financing	377,785	305,976
Loans secured by real estate	881,646	632,283
Consumer loans	145,475	127,706
Total loans and leases	3,191,441	2,702,537
Reserve for loan and lease losses	(66,602)	(58,802)

Net loans and leases	3,124,839	2,643,735

Equipment owned under operating leases, net	81,960	76,310
Net premises and equipment	45,048	37,326
Goodwill and intangible assets	93,567	19,418
Accrued income and other assets	101,897	88,585

Total assets	$4,447,104	$3,807,315

LIABILITIES
Deposits:
Noninterest bearing	$418,529	$339,866
Interest bearing	3,051,134	2,708,418
Total deposits	3,469,663	3,048,284

Federal funds purchased and securities sold
under agreements to purchase	303,429	195,262
Other short-term borrowings	34,403	27,456
Long-term debt and mandatorily redeemable securities	34,702	43,761
Subordinated notes	100,002	59,022
Accrued expenses and other liabilities	74,401	64,626
Total liabilities	4,016,600	3,438,411

SHAREHOLDERS' EQUITY
Preferred stock; no par value	-	-
Common stock; no par value	342,840	289,163
Retained earnings	117,373	99,572
Cost of common stock in treasury	(32,231)	(19,571)
Accumulated other comprehensive income (loss)	2,522	(260)
Total shareholders' equity	430,504	368,904

Total liabilities and shareholders' equity	$4,447,104	$3,807,315

1st SOURCE CORPORATION				Page 7
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2007	2006	2007	2006
Interest income:
Loans and leases	$56,864	$48,586	$216,186	$181,363
Investment securities, taxable	6,684	5,796	25,770	19,816
Investment securities, tax-exempt	2,257	1,345	7,608	5,183
Other	1,167	1,711	4,023	2,632

Total interest income	66,972	57,438	253,587	208,994

Interest expense:
Deposits	29,864	26,352	115,113	85,067
Short-term borrowings	2,695	2,653	10,935	11,011
Subordinated notes	1,815	1,092	6,051	4,320
Long-term debt and mandatorily redeemable securities	529	603	2,578	2,163

Total interest expense	34,903	30,700	134,677	102,561

Net interest income	32,069	26,738	118,910	106,433
Provision for (recovery of provision for) loan and lease losses	3,250	(98)	7,534	(2,736)

Net interest income after provision for
(recovery of provision for) loan and lease losses	28,819	26,836	111,376	109,169

Noninterest income:
Trust fees	4,200	3,486	15,567	13,806
Service charges on deposit accounts	5,396	4,717	20,470	19,040
Mortgage banking income	468	1,804	2,868	11,637
Insurance commissions	1,126	948	4,666	4,574
Equipment rental income	5,582	5,062	21,312	18,972
Other income	2,822	1,681	8,864	6,554
Investment securities and other investment (losses) gains	(3,428)	(8)	(3,128)	2,002

Total noninterest income	16,166	17,690	70,619	76,585

Noninterest expense:
Salaries and employee benefits	18,190	16,785	73,944	66,605
Net occupancy expense	2,478	1,911	9,030	7,492
Furniture and equipment expense	4,307	3,287	15,145	12,316
Depreciation - leased equipment	4,482	3,998	17,085	14,958
Supplies and communication	1,537	1,468	5,987	5,496
Other expense	5,632	5,146	19,121	19,344

Total noninterest expense	36,626	32,595	140,312	126,211

Income before income taxes	8,359	11,931	41,683	59,543
Income tax expense	533	3,808	11,144	20,246

Net income	$7,826	$8,123	$30,539	$39,297

The NASDAQ Global Select National Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com